UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 15, 2014                                           (Date of earliest event reported):  August 12, 2014

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

On August 12, 2014, Fusion Telecommunications International, Inc. (the “Company”), with the approval of its audit committee, terminated the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.  The Company’s decision to terminate the engagement was based on uncertainty surrounding the time to complete the review of the Company’s consolidated financial statements for the quarterly period ended June 30, 2014.  KPMG had been engaged on July 10, 2014, following KPMG’s acquisition of certain assets of Rothstein-Kass, P.A., d/b/a Rothstein Kass & Company, P.C. and certain of its affiliates (“Rothstein Kass”).  As a result of that transaction, on June 30, 2014, Rothstein Kass resigned as the Company’s independent registered public accounting firm.  Rothstein Kass audited the Company’s consolidated financial statements for the years ended December 31, 2013 and 2012. The resignation of Rothstein Kass and engagement of KPMG were previously reported in Current Reports on Form 8-K filed by the Company on July 7, 2014 and July 15, 2014, respectively.

            KPMG has never issued an audit report or completed a review of the Company’s consolidated financial statements.

During the period of KPMG’s engagement from July 10, 2014 through August 12, 2014, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their report on the Company’s consolidated financial statements for  the quarterly period ended June 30, 2014 (had they issued such a report), nor were there any reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except for the unresolved matters as described below.

During the period of engagement, the Company engaged in discussions with KPMG on certain accounting and auditing matters related to the Company’s sales of accounts receivable, accounting treatment of the Company’s preferred stock and warrants and accounting treatment of a related party note payable.   With the termination of KPMG as the Company’s independent registered public accounting firm, KPMG was unable to complete their evaluation of these matters and their review of the Company’s consolidated financial statements for the quarterly period ended June 30, 2014.

The Company’s Audit Committee reviewed the substance of the forgoing discussions with KPMG, and the Company has authorized KPMG to respond fully to the inquiries of the Company’s successor accountant concerning these discussions.

The Company provided KPMG with a copy of this Current Report on Form 8-K and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the  statements contained herein.  A copy of KPMG’s letter, dated August 15, 2014 is filed as Exhibit 16.1 to this Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

On August 12, 2014, the Company, with the approval of its Audit Committee, engaged EisnerAmper LLP (“EisnerAmper”) as its new independent registered public accounting firm.

During the two most recent fiscal years ended December 31, 2013 and through the subsequent interim period prior to EisnerAmper becoming the Company’s independent registered public accounting firm, the Company did not consult with EisnerAmper on either (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that may be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in item 304(a)(1)(v) of Regulation S-K.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter from KPMG dated August 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
August 15, 2014		as President, Chief Operating Officer and Acting Chief Financial Officer